Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 13, 2015, with respect to the consolidated financial statements of Valtech Cardio Ltd. included in the Registration Statement (Form S-4) and related Prospectus of HW Global Inc.

Tel-Aviv, Israel October 15, 2015	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global